Exhibit 99.1

N E W S   R E L E A S E

CONTACT:	Martina Linders	FOR IMMEDIATE RELEASE
	(312) 279-1430	September 14, 2012
ELS ANNOUNCES REDEMPTION OF ALL OF THE OUTSTANDING SHARES OF ITS
8.034% SERIES A CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK
CHICAGO, IL – September 14, 2012 – Equity LifeStyle Properties, Inc. (NYSE: ELS) (the “Company”) today announced that, on September 18, 2012, it will give notice to holders of its 8.034% Series A Cumulative Redeemable Perpetual Preferred Stock (the "Series A Preferred Stock") (NYSE: ELSPrA, CUSIP No. 29472R 207) that it will redeem all of the outstanding shares of the Series A Preferred Stock on October 18, 2012 (the “Redemption Date”). The Series A Preferred Stock will be redeemed at the redemption price of $25.00 per share of Series A Preferred Stock plus $0.094846 in accumulated and unpaid distributions per share, whether or not declared, to, but not including the Redemption Date (the "Aggregate Redemption Price"). Distributions will cease to accrue on the Series A Preferred Stock as of the Redemption Date. From and after the Redemption Date, the only remaining rights of the holders of shares of the Series A Preferred Stock called for redemption will be to receive payment of the Aggregate Redemption Price.
A notice of redemption and related materials will be mailed on September 18, 2012 to holders of record of shares of the Series A Preferred Stock. All of the shares of the Series A Preferred Stock being called for redemption are held of record by Cede & Co., as nominee of The Depositary Trust Company (“DTC”). Accordingly, the shares of the Series A Preferred Stock will be redeemed in accordance with the applicable procedures of DTC. Questions relating to the notice of redemption and related materials should be directed to American Stock Transfer & Trust Company, LLC, the Company's transfer agent and the paying agent for the redemption of the Series A Preferred Stock (the “Paying Agent”), at (877) 248-6417 or (718) 921-8317. The address of the Paying Agent is American Stock Transfer & Trust Company, LLC, Attn: Reorganization Department, 6201-15th Avenue, Brooklyn, New York 11219.
Forward-looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding the Company’s expectations, goals or intentions regarding the future, and the expected

Exhibit 99.1

effect of the recent acquisitions on the Company. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

•
the Company’s ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and its success in acquiring new customers at its Properties (including those that it may acquire);

•	the Company’s ability to maintain historical rental rates and occupancy with respect to Properties currently owned or that the Company may acquire;

•	the Company’s ability to retain and attract customers renewing, upgrading and entering right-to-use contracts;

•	the Company’s assumptions about rental and home sales markets;

•	the Company’s assumptions and guidance concerning 2012 estimated net income and funds from operations;

•	the Company’s ability to manage counterparty risk;

•
in the age-qualified Properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•
results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single family housing and not manufactured housing;

•	effective integration of the recent acquisitions and the Company’s estimates regarding the future performance of recent acquisitions;

•	unanticipated costs or unforeseen liabilities associated with the recent acquisitions;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of accounting for the entry of contracts with customers representing a right-to-use the Properties under the Codification Topic “Revenue Recognition;” and

•	other risks indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

Exhibit 99.1

These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.
About the Company
Equity LifeStyle Properties, Inc. is a fully integrated owner and operator of lifestyle-oriented properties and owns or has an interest, as of September 14, 2012, in 382 quality properties in 32 states and British Columbia consisting of 141,077 sites. The Company is a self-administered, self-managed, real estate investment trust (REIT) with headquarters in Chicago.